SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant:                             |X|

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Check the appropriate box:

|_|      Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|      Definitive Proxy Statement

|_|      Definitive Additional Materials

|_|      Soliciting Material under ss. 240.14a-12

                               Refocus Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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|X|      No fee required.

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|_|      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

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




                                                   NOTICE OF 2004 ANNUAL MEETING
                                                             ON MAY 28, 2004 AND
                                                                 PROXY STATEMENT
refocus
GROUP

                                       10300 North Central Expressway, Suite 104
                                                             Dallas, Texas 75231
                                                        Telephone (214) 368-0200
                                                              Fax (214) 368-0332

April 26, 2004

Dear Refocus Group, Inc. Stockholder:

         You are cordially invited to attend our Annual Meeting of Stockholders on May 28, 2004, in Dallas, Texas. This meeting will be held at the offices of Jenkens & Gilchrist, a Professional Corporation, 1445 Ross Avenue, Suite 3200, Dallas, Texas 75202, at 10:00 A.M. (local time). At the meeting, you will hear a report on the company and its business and have a chance to meet a number of our directors and officers.

         This booklet includes the formal notice of the meeting and the Proxy Statement. The Proxy Statement tells you about the matters to be addressed and the procedures for voting at the meeting. It also describes how our Board of Directors operates, gives personal information about our director candidates, sets forth proposals to be voted upon and provides additional information about us.

         We hope you can join us on May 28th. Whether or not you can attend, please read the enclosed Proxy Statement. When you have done so, please mark your votes on the enclosed proxy, sign and date the proxy and return it to us. Your vote is important, so please return your proxy as soon as possible.

         I look forward to seeing you at the meeting.

                                             Sincerely,

                                             /s/ Terence A. Walts

                                             Terence A. Walts
                                             President and Chief
                                             Executive Officer

                     ______________________________________

                           NOTICE AND PROXY STATEMENT
                     ______________________________________


                               REFOCUS GROUP, INC.
                    10300 North Central Expressway, Suite 104
                               Dallas, Texas 75231

                                 April 26, 2004

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 28, 2004

         We will hold our Annual Meeting of Stockholders at the offices of Jenkens & Gilchrist, a Professional Corporation, 1445 Ross Avenue, Suite 3200, Dallas, Texas 75202, at 10:00 A.M. (local time).

         We are holding this meeting:

  o To elect one director for a one year term, one director for a two year term and two directors for three year terms;

  o To ratify the appointment of Deloitte & Touche LLP as our independent auditors; and

  o      To transact any other business that properly comes before the meeting.

         Your Board of Directors has selected April 14, 2004, as the record date for determining stockholders entitled to vote at the meeting. A list of stockholders on that date will be available for inspection at the meeting and at our offices located at 10300 North Central Expressway, Suite 104, Dallas, Texas 75231 for ten days before the meeting.

         This Notice and Proxy Statement are being distributed to stockholders on or about May 5, 2004. A copy of the 2003 Annual Report accompanies this Notice and Proxy Statement.


                                          By Order of the Board of Directors,

                                          /s/ Terence A. Walts

                                          Terence A. Walts
                                          President and Chief Executive Officer

                                TABLE OF CONTENTS

                                                                         Page

GENERAL INFORMATION  .......................................................1
PROPOSAL ONE - ELECTION OF DIRECTORS .......................................3
     Nominees for Election as Class I Directors.............................4
     Nominee for Election as Class II Director..............................5
     Nominee for Election as Class III Director.............................5
     Continuing Class II Directors..........................................5
     Continuing Class III Director..........................................6
     Director Compensation..................................................6
     Board Committees.......................................................7
     Nominations of Directors...............................................8
     Stockholder Communications with the Board of Directors.................8
     Code of Business Conduct and Ethics....................................9

STOCK OWNERSHIP.............................................................9
     Security Ownership of Certain Beneficial Owners........................9
     Security Ownership of Management.......................................10
     Change in Control......................................................11

MANAGEMENT..................................................................12
     Executive Officers.....................................................12
     Terms of Offices and Relationships.....................................12
     Executive Compensation ................................................13
     Employment Agreements..................................................15
     Certain Relationships and Related Transactions.........................17
     Section 16(a) Beneficial Ownership Reporting Compliance................19
     Audit and Finance Committee Report.....................................19

PROPOSAL TWO - RATIFICATION OF THE APPOINTMENT
     OF DELOITTE & TOUCHE LLP AS OUR
     INDEPENDENT AUDITORS...................................................20

OTHER BUSINESS .............................................................21

SUBMISSION OF STOCKHOLDER PROPOSALS ........................................22
     Stockholder Proposals for Inclusion in Next Year's
      Proxy Statement.......................................................22
     Other Stockholder Proposals for Presentation at Next Year's
      Annual Meeting........................................................22
     Director Nominations...................................................23

ADDITIONAL INFORMATION AND QUESTIONS........................................23

APPENDIX A - Audit Committee Charter

                               GENERAL INFORMATION

Q:       Who is soliciting my proxy?

A: We--the Board of Directors of Refocus Group, Inc.-- are sending you this Proxy Statement in connection with our solicitation of proxies for use at our May 28, 2004 Annual Meeting of Stockholders and at any postponement or adjournment of the meeting. Certain of our officers and employees also may solicit proxies on our behalf by mail, email, phone, fax or in person.

Q:       Who is Refocus Group, Inc.?

A. Refocus Group, Inc. is the successor to VeryBestoftheInternet.com, Inc. Additionally, Refocus Group, Inc. acquired by merger Refocus Ocular, Inc. (formerly known as Presby Corp) in March 2003. The historical information contained in this Proxy Statement relates to Refocus Group, Inc., Refocus Ocular, Inc. or both, as the context requires, prior to the merger. Information describing us currently and going forward relates to Refocus Ocular, Inc., the business we succeeded to as a result of the merger and the change in control. See "Stock Ownership -Change in Control" on page 11.

Q:       Who is paying for this solicitation?

A: We will pay for the solicitation of proxies. We also will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of our common stock.

Q:       What am I voting on?

A:       You are voting on the following:

         o The election of one director for a one year term, one director for a two year term and two directors for three year terms; and
         o The ratification of the appointment of Deloitte & Touche LLP as our independent auditors.

Q:       Who can vote?

A: Stockholders of record of our common stock at the close of business on April 14, 2004, are entitled to vote at the meeting. Each stockholder is entitled to cast one vote for each share of common stock owned.

Q.       How do I vote?

A. You may vote in person at the meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting. If you have shares of our common stock held by a broker or other nominee, you may instruct your broker or nominee to vote your shares by following the instructions that the broker or nominee provides you. Most brokers offer voting by mail, telephone and Internet.

Q.       How do proxies work?

A. The Board of Directors of Refocus Group, Inc. is asking for your proxy. Giving your proxy to the persons named by us means you authorize them to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director candidates, and you may vote for or against, or abstain from voting on, the ratification of our independent auditors.

         If you sign and return the enclosed proxy card but do not specify how your shares are to be voted, your shares will be voted FOR the election of each of the four directors nominated for one, two and three year terms and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors.

Q:       What constitutes a quorum?

A: On April 14, 2004, we had 23,382,182 shares of common stock, $0.0001 par value per share, outstanding. Voting can take place at this annual meeting only if stockholders owning a majority of the voting power of the common stock (that is, a majority of the total number of votes entitled to be cast) are present, either in person or by proxy. If a broker holding your shares in "street" or "nominee" name indicates to us on a proxy that you have not voted and it lacks discretionary authority to vote your shares, your shares will be considered present and entitled to vote for purposes of determining a quorum. If, however, you do not vote shares registered in your name, we will not consider your shares as present or entitled to vote for any purpose.

         You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you also hold shares through a broker or other nominee, you may also get material from them asking how you want to vote. To be sure that all of your shares are voted, we encourage you to respond to each request you receive.

Q.       How do I revoke a proxy?

A.       You may revoke your proxy before it is voted by:

         o        submitting a new proxy with a later date;
         o        by voting in person at the meeting; or
         o by notifying our Secretary in writing at the address listed on the cover letter.

Q. Will my shares be voted by the proxies on my behalf if I don't sign a proxy?

A. If you hold your shares directly in your own name, they will not be voted by the proxies on your behalf unless you provide a signed proxy. Under certain circumstances, shares that you own that are held by a broker may be voted even if you do not provide voting instructions to the broker. Brokerage firms have the authority to vote customers' unvoted shares on certain "routine" matters. The election of directors and the ratification of the appointment of Deloitte & Touche LLP as our independent auditors are considered to be "routine" matters. Therefore, your broker has the authority to vote your unvoted shares for or against the directors nominated and the ratification of the appointment of Deloitte & Touche LLP.

Q.       How many votes are needed for approval?

A. The four director candidates receiving the most "FOR" votes will be elected to the four seats on the Board of Directors to be filled at the meeting. The terms of the four directors will be one, two and three years terms, as specifically set forth below in Proposal One. Abstentions, withholding authority to vote for a candidate and broker non-votes (described below) will only reduce the number of votes a candidate receives.

         The ratification of the appointment of Deloitte & Touche LLP as our independent auditors requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the meeting. For this purpose, an abstention will have the same effect as a vote against this proposal. Broker non-votes will not be counted as a vote either for or against this proposal and will not be counted in determining the number of shares entitled to vote on this proposal.

         A "broker non-vote" occurs when a broker submits a proxy but does not vote for or against a matter. This will occur when the beneficial owner has not instructed the broker how to vote and the broker does not have discretionary authority to vote in the absence of instructions.

Q:       What should I do if I want to attend in person?

A: Only stockholders of record, their proxy holders and invited guests may attend the meeting. If you wish to vote in person and your shares are held by a broker or nominee, you will need to obtain a proxy from the broker or nominee authorizing you to vote your shares held in their name.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         Our Board of Directors has nominated the four director candidates named below. Our Board of Directors oversees the management of us on your behalf. The Board of Directors reviews our long-term strategic plans and exercises direct decision-making authority on key issues, such as the terms of material agreements. Just as important, the Board of Directors chooses the Chief Executive Officer, sets the scope of his authority to manage our day-to-day operations and evaluates his performance.

         All of our nominees and continuing directors, except for Terence A. Walts, are outside directors, meaning a person who is not otherwise currently employed by us. Of these nominees and continuing directors, all are independent directors, other than Mr. Walts, as set forth by the definition contained in rules of the American Stock Exchange, the rules we have selected to follow to determine independence. The foregoing determination was based on information known by the members of the Board of Directors concerning each other and supplied by each of the directors for the purpose of this determination.

         Independent directors are not employed by us or any of our subsidiaries and are, in the view of our Board of Directors, free of any material relationship that would interfere with the exercise of independent judgment. The following persons are not considered to be independent:

         o a director who is, or during the past three years was, employed by us or by any of our subsidiaries, other than prior employment as an interim chairman or chief executive officer;

         o a director who accepts, or has an immediate family member (described below) who accepts, any payments from us or any of our subsidiaries in excess of $60,000 during the current or any of the past three fiscal years, other than compensation for board service, payments arising solely from investments in our securities, compensation paid to an immediate family member who is a non-executive employee of us or any of our subsidiaries, compensation received from former service as an interim chairman or chief executive officer, benefits under any tax-qualified retirement plan, non-discretionary compensation or loans permitted under Section 13(k) of the Securities Exchange Act of 1934;

         o a director who is an immediate family member of an individual who is, or has been in any of the past three years; employed by us or any of our subsidiaries as an executive officer (described below);

         o a director who is, or has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which we made, or from which we received, payments (other than those arising solely from investments in our securities or payments under non-discretionary charitable contribution matching programs) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years;

         o a director who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of our executive officers serve on that entity's compensation committee; and

         o a director who is, or has an immediate family member who is, a current partner of our outside auditor, or was a partner or employee of our outside auditor, who worked on our audit at any time during any of the past three years.

         For purposes of these independence standards, "executive officer" means our president, any vice president of us in charge of a principal business unit, division or function, any other officer of us who performs a policy making function or any other person who performs similar policy making functions for us; and "immediate family member" includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law and anyone who resides in such person's home (other than domestic employees).

         The standards for determining whether a director is considered to be independent may become more restrictive in the future. As a result, one or more of our independent directors may cease to be independent.

         Our Certificate of Incorporation and Bylaws provide for three classes of directors, who serve staggered three-year terms following their election to a full term. Our Board of Directors has nominated for re-election all of the persons currently serving as Class I directors, whose terms are expiring at this annual meeting of stockholders. Additionally, our Board of Directors has nominated two new directors to fill vacancies created in Class II and Class III by the resignation of two directors on March 31, 2004. Personal information on each of our nominees is given below.

         Our Board of Directors met eleven times during 2003. On average, our directors attended more than 95% of the Board of Directors and committees of the Board of Directors meetings held during 2003. Each of our directors attended more than 83% of the meetings of the Board of Directors and of the committees of the Board of Directors on which he served. Since fewer than ten non-employee stockholders generally attend our annual meetings in person, our Board of Directors has not adopted a formal policy with regard to director attendance at annual meetings of stockholders. Other than Mr. Walts, six of the directors attended the 2003 Annual Meeting of Stockholders.

  OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF
            THE NOMINEES FOR ELECTION AS DIRECTORS DESCRIBED BELOW.


NOMINEES FOR ELECTION AS CLASS I DIRECTORS (Terms expiring in 2007)


Peter C. Hobbins, Ph.D.             Dr. Hobbins joined our Board of Directors in
(age 75)                            March 2003, and is an experienced
                                    international general manager and management consultant. In the immediate past, he served as a member of several United States and European "working" boards and is a counselor to a number of company chairmen and chief executives. He also participates as an entrepreneur-manager in several ventures, was an advisor to Ernst & Young LLP, and sits on the Advisory Board of the Graduate
                                    School of Business Administration in Zurich,
                                    Switzerland. In his most recent operational assignment, Dr. Hobbins was an Executive
                                    Group member of Corange Limited (Boehringer,
                                    Mannheim & de Puy worldwide), a
                                    multinational, privately-owned, $6.0 billion healthcare corporation, dealing with strategy, corporate development and resource management. Subsequently, he joined that corporation's board, chairing its finance and audit committees. Corange Limited is now part of Roche Holding AG, the Swiss drug maker. Previously, he was chief executive officer of Meci SA, a French public company.
                                    He has also been an executive director of Hestair Limited, a quoted British conglomerate, in charge of expanding its operations in Europe; a director of Lewston
                                    Developments, a UK property company; a
                                    supervisory board member (and for a while, chief executive officer) of Lenz Bau AG, a German construction company; and acting chief executive officer of Nino AG, a large
                                    German textile company. He was also a member of the finance committee of Forum
                                    Corporation.

Grady E. Schleier                   Mr. Schleier has served as a director of
(age 52)                            Refocus Ocular, Inc., which became a
                                    wholly-owned subsidiary of us in March 2003, since 1998 and joined our Board of Directors in March 2003. Mr. Schleier has been the chief executive officer and co-chairman of Chemlink Laboratories, LLC, or Chemlink, since December 2002. Chemlink is primarily engaged in the development, manufacture and distribution of effervescent tablets and granule formulations for use in cleaning, disinfecting and sterilization applications.
                                    From 1999 until joining Chemlink, Mr.
                                    Schleier served as the senior vice
                                    president, chief financial officer and
                                    treasurer of Avatex Corporation. He served as vice president and treasurer of Avatex
                                    Corporation from 1995 to 1999. Avatex
                                    Corporation filed for relief under Chapter
                                    11 of the United States Bankruptcy Code in
                                    December 2002.


NOMINEE FOR ELECTION AS CLASS II DIRECTOR (Term expiring in 2005)

Kenneth N. Elmgren                  Mr. Elmgren has served as the managing
(age 50)                            principal of Beverly Capital, a Dallas,
                                    Texas based investment and advisory firm involved in general investment banking, since March 2004, and as a principal of Wydown Capital, a privately-held investment company involved in general investment banking, since September 2001. From 2000 to
                                    2001, Mr. Elmgren was a managing director of Southwest Securities, Inc., where he provided investment banking services to clients in the telecom industry. From 1994 to 2000, Mr. Elmgren was a managing director of Bank of America Securities, Inc., where he provided investment banking services related to structured finance to clients in various industries.

NOMINEE FOR ELECTION AS CLASS III DIRECTOR (Term expiring in 2006)

Charles M. Edwards                  Since 2001, Mr. Edwards has served as the
(age 45)                            president of Fagin Resources, Inc., a
                                    privately-held, diversified investment
                                    company with interests in real estate, home building, oil and gas operations and financial investments. From 1999 to 2001, Mr. Edwards was the chief financial officer and vice president of operations of iLife
                                    Systems, Inc., a privately-held, medical and personal safety device company. From 1997 to 1999, Mr. Edwards was the chief financial officer of Standard Fruit and Vegetable, Inc., a privately-held company that distributes fruits and vegetables.

CONTINUING CLASS II DIRECTORS (Terms expiring in 2005)

Glen Bradley, Ph.D.                 Dr. Bradley became one of our directors and
(age 61)                            co-chairman of our Board of Directors upon
                                    the acquisition by merger of Refocus Ocular, Inc. in March 2003. As a result of the resignation of Melvyn J. Estrin in March
                                    2004, Dr. Bradley is now the sole chairman of our Board of Directors. Dr. Bradley was the chief executive officer of CIBA Vision from 1990 until just before his retirement in January 2003. CIBA Vision manufactures and markets contact lenses, lens care solutions and ophthalmic surgical products.
                                    He is also the past chairman of the Contact
                                    Lens Institute and serves on the board of directors of Biocure, Inc.

David A. Williams                   Mr. Williams became one of our directors
(age 62)                            upon the acquisition by merger of Refocus
                                    Ocular, Inc. in March 2003. Mr. Williams is presently the president and owner of Roxborough Holdings Ltd., a private equity holding company that invests in a variety of public and private companies. From 1969 to 1995, he was a senior partner at the investment counseling firm of Beutel Goodman
                                    Company. Mr. Williams has extensive public board experience, currently serving on the board of directors of MetroOne
                                    Telecommunications (Nasdaq), Bennett
                                    Environmental (TSE), Western Silver
                                    Corporation (TSE and ASE) and several other smaller companies in the fields of software development, portfolio management and financial services. Mr. Williams also is member of the audit committee of Western
                                    Silver Corporation. Until 2002, Mr. Williams served on the board of directors of Drug
                                    Royalty Corp (TSE), which held an extensive portfolio of pharmaceutical royalties.

CONTINUING CLASS III DIRECTOR (Term expiring in 2006)

Terence A. Walts                    Mr. Walts. joined Refocus Ocular, Inc. in
(age 56)                            September 2002 as president and chief
                                    executive officer and became our President and Chief Executive Officer upon the acquisition by merger of Refocus Ocular, Inc. in March 2003. Additionally, he joined our Board of Directors in March 2003. He has worked exclusively in the medical/medical devices industry since 1988. From 1988 to 1998, Mr. Walts served as senior vice president-Sales & Marketing for CIBA Vision,
                                    United States contact lens and lens care business, and as senior vice president-New
                                    Business Development. In this latter
                                    position, he served full-time as a director and chief marketing officer for Autonomous
                                    Technologies, a refractive laser surgery startup, on behalf of CIBA Vision until 1998. In 1998 and 1999, Mr. Walts served as president and chief operating officer of Medjet Inc., a medical startup developing novel water-jet technology for surgical applications, including refractive surgery.
                                    In 2000, he served as interim president and chief executive officer for PointDx, Inc., a radiology startup developing virtual colonoscopy and structured radiology reporting software. In 2001 and through August 2002, he served as chief operating officer and a director for Oncose, Inc., a diagnostics startup developing blood tests for early cancer detection. He continues to serve as a director of Oncose, Inc.

Director Compensation

         Prior to March 2003, we did not pay our directors a fee for attending scheduled and special meetings of the Board of Directors. We now pay each non-employee director a $2,500 quarterly retainer and a fee of $1,000 for each meeting of the Board of Directors that the director attends, up to two meetings per quarter. We also pay an amount equal to 50% of these fees for each meeting of a committee of the Board of Directors, up to two meetings per quarter, if such committee meetings are not held in conjunction with a meeting of the Board of Directors. Except as set forth below, fees will be paid annually at the time of the annual meeting of stockholders, beginning with the 2004 Annual Meeting of Stockholders. We also reimburse each director for reasonable travel expenses related to that director's attendance at Board of Directors and committee meetings.

     In March and April of this year, the Compensation Committee of our Board of Directors and the Board of Directors, however, amended the director compensation policy to provide for the following:

         o all cash compensation accrued through March 18, 2004, will be paid on the date of the 2004 Annual Meeting of Stockholders, based on the decision made on March 18, 2004 by each non-employee director, either fully in cash or 20% in cash and 80% in shares of our common stock at a value per share equal to the closing price as reported on March 18, 2004;

         o at the close of business on the date of the 2004 Annual Meeting of Stockholders, all cash compensation earned after March 18, 2004 and through the date of the 2004 Annual Meeting of Stockholders will be paid, at the discretion of each non-employee director, either fully in cash or 20% in cash and 80% in shares of our common stock at a value per share equal to the closing price as reported on the day of the 2004 Annual Meeting of Stockholders;

         o in addition to the options granted annually to our directors, each current non-employee director will be awarded a one-time additional option to purchase 30,000 shares of our common stock at the 2004 Annual Meeting of Stockholders. These options will be granted on the same terms as the options annually granted to our directors at each annual meeting of stockholders (see discussion regarding annual option grants below); and

         o options granted to former members of our Board of Directors, Messrs. Keates, Butler and Estrin, under the director compensation plan at the 2003 annual meeting of stockholders or later were vested in part based upon their time of service.

         Upon the acquisition by merger of Refocus Ocular, Inc., we awarded each non-employee director appointed, and to be appointed, other than Mr. Gunter and Ms. Beam, who were our sole directors prior to the merger, an option to purchase 20,000 shares of our common stock. These options have an exercise price of $1.98 per share, the price per share of our common stock, after deducting the consideration for the detachable warrant in the private placement we consummated on the same day as the merger. These options will vest on the date of the 2004 Annual Meeting of Stockholders if the director has continued to serve until that date and expire five years from the date of grant. On the date of the 2004 Annual Meeting of Stockholders and each subsequent annual meeting of stockholders, we intend to award each continuing and newly elected non-employee director options to purchase 20,000 shares of our common stock. These options will have an exercise price equal to the fair market value of our common stock on the date of grant, will vest on the date of the next annual meeting of stockholders if the director has continued to serve until that date and will expire five years from the date of grant. If, however, a director resigns prior to the vesting of the options awarded, the Compensation Committee of the Board of Directors will examine the circumstances of the resignation and may authorize the vesting of all or a portion of the options granted. These stock options will be subject to any adjustments, as may be necessary, to take into account any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse-stock split, forward-stock split, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders. The Compensation Committee of the Board of Directors may later make changes in the directors' cash and stock option compensation arrangements.

Board Committees

         Our Board of Directors in March 2003 established three committees: the Audit and Finance Committee, the Compensation Committee and the Strategy Committee. These committees were constituted to assist our Board of Directors in carrying out its duties. In particular, committees of the Board of Directors will work on key issues in greater detail than would be practical at a full meeting of the Board of Directors. Each committee reviews the results of its meetings with the full Board of Directors. The following table shows the membership of, and meeting information for, the committees of the Board of
Directors:

                                          Audit &
                                          Finance                Compensation                     Strategy
             Name                        Committee               Committee(1)                     Committee
----------------------------------------------------------------------------------------------------------------------

Glen Bradley, Ph.D.                                                                                    X
Peter C. Hobbins, Ph.D.                                                                                X
Grady E. Schleier                        Chairman                     Chairman
Terence A. Walts                                                                                   Chairman
David A. Williams                            X
------------------------------- ---------------------------- ---------------------------- ----------------------------
Meetings in fiscal 2003                      5                            1                            8
------------------------------- ---------------------------- ---------------------------- ----------------------------

(1) Both members of our Compensation Committee prior to March 31, Messrs. Butler and Estrin, resigned from our Board of Directors on March 31, 2004. On April 15, 2004, Mr. Schleier was appointed by our Board of Directors to the Compensation Committee to fill one of the vacancies created by their resignation. We anticipate that Mr. Elmgren, if elected at this annual meeting, will be appointed to serve as a member of the Compensation Committee.

         Audit and Finance Committee. The Audit and Finance Committee selects our independent auditors, reviews our filings with the Securities and Exchange Commission, reviews the results and scope of audit and other services provided by our independent auditors, including auditor fees, reviews and evaluates our audit and control functions and investigates other areas of concern that may be manifested in our financial reports or underlying accounting controls and systems. The Audit and Finance Committee also assists in the review of financing opportunities. The Audit and Finance Committee is governed by a charter, a copy of which is attached as Appendix A to this Proxy Statement. Our Board of Directors has reviewed the education, experience and other qualifications of each of member of the Audit and Finance Committee. After review, our Board of Directors has determined that Mr. Schleier meets the Securities and Exchange Commission's definition of an "audit committee financial expert" and is independent under the applicable rules promulgated by the Securities and Exchange Commission. In addition, each of the members of the Audit and Finance Committee is independent in accordance with the rules of the American Stock Exchange, the rules we have selected to follow to determine independence.

         Compensation Committee. The Compensation Committee is responsible for all of our compensation plans, which includes determining salaries and incentive compensation for our executive officers, as well as reviewing and administering those plans. The Compensation Committee also makes recommendations to our Board of Directors concerning compensation for our directors and advises our Board of Directors on the adoption of employee benefit and compensation plans.

         Strategy Committee. The Strategy Committee discusses and makes recommendations to our Board of Directors regarding our long-term strategy and related matters.

Nominations of Directors

         We do not have a standing nominating committee or a committee performing similar functions. As a result, our Board of Directors serves as our nominating committee. Our Board of Directors believes that it is appropriate for us not to have such a committee because director nominees have historically been selected by the Board of Directors. Because we do not maintain a standing nominating committee, we have no written charter; however, we have adopted the nomination policy described below.

         Our Board of Directors has not promulgated any minimum qualifications that nominees must meet in order to be considered. In identifying individuals qualified to become members of the Board of Directors, the Board of Directors will take into account all factors it considers appropriate, which may include experience, accomplishments, education, understanding of the business and the industry in which we operate, specific skills, general business acumen and the highest personal and professional integrity. Generally, our Board of Directors will first consider the current members of the Board of Directors because they meet the criteria listed above and possess an in depth knowledge of us, our history, strengths, weaknesses, goals and objectives. This level of knowledge has proven very valuable to us.

         All of the members of our Board of Directors are independent directors, other than Mr. Walts, as set forth by the definition contained in rules of the American Stock Exchange, the rules we have selected to follow to determine independence. Our Chief Executive Officer, Mr. Walts recommended the nominees to our Board of Directors, and all nominees to the Board of Directors were approved by a majority of our independent directors.

         Our Board of Directors will consider stockholder recommendations for candidates to serve on the Board of Directors. Recommendations of director candidates by stockholders should be forwarded to our Secretary. Our Bylaws require that stockholders give advance notice and furnish certain information to us in order to nominate a person for election as a director. See discussion under "Submission of Stockholder Proposals - Director Nominations" on page 23.

Stockholder Communications with the Board of Directors

         Stockholders and other interested parties may communicate their concerns about us and our business and affairs to the Board of Directors, the Chairman of the Board of Directors or the outside directors, as a group. These communications should be sent in the form of written correspondence by mail addressed to the Board of Directors, c/o Refocus Group, Inc., 10300 North Central Expressway, Suite 104, Dallas, Texas 75231, Attention: Secretary or by email to info@refocus-group.com. The communication should indicate whether it is intended for the entire Board of Directors, the Chairman of the Board of Directors or the outside directors, as a group. Our Secretary will forward this correspondence to the Chairman of the Board of Directors, who will determine what action, if any, will be taken concerning the correspondence and its contents. If the number of letters received becomes excessive, the Board of Directors may consider approving a process for review, organization and screening of the correspondence by the Secretary or other appropriate person.

Code of Business Conduct and Ethics

         We have adopted a Code of Business Conduct and Ethics that is applicable to our directors, officers and employees. A copy of this code has been filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, and is also available upon written request from our Secretary. Any waivers of the provisions of this code made with respect to any of our directors and executive officers will be filed with a Current Report on Form 8-K.


                                 STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners

         The following table sets forth information regarding the number of shares of our common stock beneficially owned on April 14, 2004, by any person or "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, known to us to own beneficially more than five percent of the outstanding shares of our common stock.

                                                              Amount and
                                                              Nature of
     Name and Address                                         Beneficial              Percent of
     of Beneficial Owner                                        Owner                  Class (1)
------------------------------------------------------------------------------------------------------------

Avatex Liquidating Trust....................................  2,501,730 (2)             10.7%
17000 Preston Road
Suite 310
Dallas, Texas 75248

Ronald A. Schachar, M.D., Ph.D..............................  4,474,768 (3)             19.1%
10010 Lennox Lane
Dallas, Texas 75229

Melvyn J. Estrin............................................  1,350,923 (4)              5.7%
7200 Wisconsin Avenue, Suite 600
Bethesda, Maryland 20814

BTR Global Arbitrage Trading Limited........................  1,875,000 (5)              7.8%
P.O. Box 1234 GT
Queensgate House, Georgetown
Grand Cayman, Grand Cayman Islands

(1) Based upon 23,382,182 shares of common stock outstanding on April 14, 2004. The shares issuable under instruments to purchase our common stock that are currently exercisable within 60 days of April 14, 2004, are treated as if outstanding for computing the percentage ownership of the person holding these instruments, but are not are not treated as outstanding for purposes of computing the percentage ownership of any other person.
(2)  Based upon a Schedule 13G filed on March 13, 2003.
(3) Based upon a Schedule 13D filed on March 17, 2003, and other information known to us. Includes 294,394 shares of common stock held in trust for the benefit of Dr. Schachar's minor children, the trustee of which is Dr. Schachar's wife. Excludes 441,591 shares of common stock held by Dr. Schachar's three other children that are over 18 years of age, all of which Dr. Schachar does not beneficially own.
(4) Includes 918,297 shares of common stock held by Estrin New Ventures, LLC and 187,500 shares held by St. Elizabeth's Hospital, Inc., entities owned and controlled by Mr. Estrin. Includes 31,250 shares held by Lemer Grandchildren Irrevocable Intervivos Trust, of which Mr. Estrin serves as trustee. Includes 93,750 and 15,625 shares of common stock acquirable pursuant to the exercise of warrants held by St. Elizabeth's Hospital, Inc and Lemer Grandchildren Irrevocable Intervivos Trust, respectively. Further, includes 69,666 shares of common stock acquirable pursuant to the exercise of stock options that will vest within 60 days of April 14, 2004, and 34,835 shares of common stock to be issued to Mr. Estrin on May 28, 2004 in lieu of cash for director fees accrued through March 18, 2004.
(5) Includes 1,000,000 shares of common stock registered in the name of Lehman Brothers International Europe - Salida Capital and 250,000 shares of common stock registered in the name of Roytor & Co. Additionally, includes 500,000 shares and 125,000 shares acquirable pursuant to the exercise of warrants registered in the names of Lehman Brothers International Europe - Salida Capital and Roytor & Co., respectively.

Security Ownership of Management

         The following table sets forth information regarding the number of shares of our common stock beneficially owned on April 14, 2004, by each of our directors, each of our director nominees, each of our executive officers named in the Summary Compensation Table appearing on page 13 and all of our directors and executive officers as a group. Except as otherwise set forth below, the address of each of the persons listed below is c/o Refocus Group, Inc., 10300 North Central Expressway, Suite 104, Dallas, TX 75231.


                                                                  Amount and
     Name and Address                                             Nature of                       Percent of
     of Beneficial Owner                                      Beneficial Owner (1)                 Class (2)
-------------------------------------------------------------------------------------------------------------
Glen Bradley, Ph.D............................................    244,643 (5)                        1.0%
2505 Anthem Village Drive, Suite E-528
Henderson, Nevada 89052

Mark A. Cox...................................................    209,409 (6)                        *

Peter C. Hobbins, Ph.D........................................     55,604 (7)                        *
Chamerstrasse 47
CH - 6300 Zug
Switzerland

Grady E. Schleier.............................................    220,563 (8)                        *
4416 Stanhope
Dallas, Texas 75205

Terence A. Walts..............................................    517,840 (9)                        2.2%

David A. Williams.............................................    432,912 (10)                       1.8%
90 Roxborough Street East
Toronto, Ontario
Canada

Charles M. Edwards (3)........................................        2,000                          *
4849 Greenville Ave., Suite 1690
Dallas, Texas 75206

Kenneth N. Elmgren (3)........................................            0                          *
3325 Beverly Drive
Dallas, Texas 75205

Donald P. Cudmore (4).........................................     165,106                           *

Ronald A. Schachar, M.D., Ph.D (4)............................   4,474,768 (11)                     19.1%
10010 Lennox Lane
Dallas, Texas 75229

Danny Gunter (4)..............................................       2,000                           *

Directors and Executive
Officers as a Group...........................................   1,680,971 (12)                      6.9%
-------------------------------------------------------------------------------------------------------------

* Less than 1%
(1) Unless otherwise indicated, includes shares owned by a spouse, minor children, by relatives sharing the same home and entities owned or controlled by the named person. Also includes shares if the named person has the right to acquire such shares within 60 days of April 14, 2004, by the exercise of any right or option. Unless otherwise noted, shares are owned of record and beneficially by the named person.
(2) Based upon 23,382,182 shares of common stock outstanding on April 14, 2004. The shares issuable under instruments to purchase our common stock that are currently exercisable within 60 days of April 14, 2004, are treated as if outstanding for computing the percentage ownership of the person holding these instruments, but are not are not treated as outstanding for purposes of computing the percentage ownership of any other person.
(3)  Messrs. Edwards and Elmgren are new director nominees.

                                       10

(4) Mr. Gunter is a former director and officer of Refocus. Mr. Cudmore is a former executive officer of Refocus Ocular, Inc. whose employment was terminated in 2003. Dr. Schachar resigned from his positions with us on March 6, 2003.
(5) Includes 125,000 shares of common stock held by C. Glendon Bradley Living Trust, of which Dr. Bradley serves as the trustee. Also includes 62,500 shares of common stock acquirable pursuant to the exercise of warrants held by C. Glendon Bradley Living Trust. Further, includes 20,000 shares of common stock acquirable pursuant to the exercise of stock options that will vest within 60 days of April 14, 2004, and 37,143 shares of common stock to be issued to Dr. Bradley on May 28, 2004 in lieu of cash for director fees accrued through March 18, 2004.
(6) Includes 93,158 shares of common stock acquirable pursuant to stock options and 2,500 shares of common stock acquirable pursuant to the exercise of a warrant. Includes 1,402 shares of common stock held by Mr. Cox's son. Excludes 129,167 shares of common stock acquirable pursuant to the exercise of stock options that will not vest within 60 days of April 14, 2004.
(7) Includes 20,000 shares of common stock acquirable pursuant to the exercise of stock options that will vest within 60 days of April 14, 2004, and 35,604 shares of common stock to be issued to Dr. Hobbins on May 28, 2004 in lieu of cash for director fees accrued through March 18, 2004.
(8) Includes 3,125 shares of common stock acquirable pursuant to the exercise of a warrant and 80,000 shares of common stock acquirable pursuant to the exercise of stock options that will vest within 60 days of April 14, 2004.
(9) Includes 56,250 shares of common stock acquirable pursuant to the exercise of warrants and 349,090 shares of common stock acquirable pursuant to the exercise of stock options. Excludes 507,422 shares of common stock acquirable pursuant to the exercise of stock options that will not vest within 60 days of April 14, 2004.
(10) Includes 250,000 shares of common stock and warrants to purchase 125,000 shares of common stock held by Roxborough Holdings, Ltd. Mr. Williams is the president and sole owner of Roxborough Holdings, Ltd. Includes 20,000 shares of common stock acquirable pursuant to the exercise of stock options that will vest within 60 days of April 14, 2004, and 37,912 shares of common stock to be issued to Mr. Williams on May 28, 2004 in lieu of cash for director fees accrued through March 18, 2004.
(11) Based upon a Schedule 13D filed on March 17, 2003, and other information known to us. Includes 294,394 shares of common stock held in trust for the benefit of Dr. Schachar's minor children, the trustee of which is Dr. Schachar's wife. Excludes 441,591 shares of common stock held by Dr. Schachar's three other children that are over 18 years of age, all of which Dr. Schachar does not beneficially own.
(12) Represents 6 persons and includes 582,248 shares acquirable pursuant to the exercise of stock options, 249,375 shares of common stock acquirable pursuant to the exercise of warrants and 110,659 shares of common stock to be issued to non-employee directors on May 28, 2004 in lieu of cash for director fees accrued through March 18, 2004. Excludes 636,589 shares of common stock acquirable pursuant to the exercise of stock options that will not vest within 60 days of April 14, 2004.

Change in Control

         On March 6, 2003, we completed the merger of Refocus Acquisition Corp., a Delaware corporation and our newly-created, wholly-owned subsidiary, or MergerSub, with and into Refocus Ocular, Inc., with Refocus Ocular, Inc. surviving as a wholly-owned subsidiary of us. The merger was consummated under Delaware law and pursuant to an Agreement of Merger and Plan of Reorganization, dated as of March 6, 2003, or the Merger Agreement.

         Prior to the merger, we effected a forward-split of our common stock on the basis of approximately six shares for each share issued and outstanding and determined to change our business efforts. As part of this transaction, substantially all of the shares owned by Danny Gunter and Adrienne Beam, the sole members of our board of directors prior to the merger, were repurchased by us and then canceled at the closing of the merger. After cancellation of Mr. Gunter's and Ms. Beam's shares and immediately prior to the merger, there were 4,097,107 shares of our common stock issued and outstanding (on a post-forward split basis).

         Pursuant to the Merger Agreement, at closing, we issued 11,940,144 shares of our common stock (on a post-forward split basis) to the stockholders of Refocus Ocular, Inc., representing 63.1% of the issued and outstanding shares of our common stock following the merger and the initial tranche of the private placement we consummated in connection with the merger, in exchange for 100% of the outstanding capital stock of Refocus Ocular, Inc. In addition, we assumed Refocus Ocular, Inc.'s Amended and Restated 1997 Stock Option Plan and reserved 4,261,851 shares of our common stock (on a post-forward split basis) for outstanding options and new options issuable under that plan. At the time of the merger, Refocus Ocular, Inc. had outstanding options to purchase 719,486 shares of common stock that were exchanged in the merger into options to purchase shares of our common stock. At the closing of the merger, MergerSub merged with and into Refocus Ocular, Inc., upon which MergerSub ceased to exist and Refocus Ocular, Inc., as the surviving corporation, became a wholly-owned subsidiary of us.

         Under Delaware law, we did not need the approval of our stockholders to consummate the merger, as the constituent corporations in the merger were MergerSub and Refocus Ocular, Inc., each of which are Delaware corporations. We were not a constituent corporation in the merger.

         Pursuant to the Merger Agreement, at the closing of the merger, the membership of our Board of Directors was increased from two to four directors, and David A. Williams and Glen Bradley, Ph.D. were appointed to serve in the vacancies created by the increase until the 2003 Annual Meeting of Stockholders. Upon compliance with Section 14(f) of the Securities Exchange Act of 1934 and Rule 14(f)-1 promulgated under that act, the number of members comprising our board of directors was increased to eight members and Terence A. Walts, Robin G. Terrell, Abbey J. Butler, Peter C. Hobbins, Ph.D., Grady E. Schleier and Melvyn
J. Estrin were appointed to serve as our directors until the 2003 Annual Meeting of Stockholders. In connection with the appointment of these six directors, Danny Gunter and Adrienne Beam resigned as directors.

         For accounting purposes, the merger was accounted for as a reverse merger, since the stockholders of Refocus Ocular, Inc. owned a majority of the issued and outstanding shares of our common stock immediately following the merger. Further, due to the issuance of the 11,940,144 shares of our common stock and the change in the majority of our directors, a change in control of us occurred on the date of the consummation of the merger. Except as described in this Proxy Statement, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our Board of Directors, and to our knowledge, no other arrangements exist that might result in a change of control of us.

                                   MANAGEMENT

Executive Officers
                                                                                                Officer
      Name                          Age                    Position(s)                           Since

Terence A. Walts.....................56          President and Chief Executive Officer           2003


Mark A. Cox..........................53          Vice President, Chief Financial Officer         2003
                                                          and Secretary

         Information concerning the business experience of Terence A. Walts is set forth above under "Election of Directors."

         Mark A. Cox has served as Vice President, Secretary and Chief Financial Officer of Refocus Ocular, Inc. since July 1997. Upon the acquisition by merger of Refocus Ocular, Inc., Mr. Cox became our Vice President, Secretary and Chief Financial Officer. Prior to joining Refocus Ocular, Inc., Mr. Cox was director of corporate finance and assistant treasurer of FoxMeyer Health Corporation, a NYSE-listed company, from 1992 to 1997. He also held the same titles at Fox Meyer Corporation from 1992 to 1997. From 1975 to 1991, Mr. Cox held various management positions within ENSERCH Corporation, a NYSE-listed diversified energy company. From 1985 to 1991, Mr. Cox was Treasurer of Enserch Exploration, Inc., the managing general partner of NYSE-listed Enserch Exploration Partners, Ltd., which was controlled by ENSERCH Corporation. Mr. Cox is a certified public accountant in Texas.

Terms of Offices and Relationships

         Our officers are elected annually by our Board of Directors at a meeting held following each annual meeting of stockholders, or as necessary and convenient in order to fill vacancies or newly created offices. Each officer serves at the discretion of our Board of Directors. Any officer elected or appointed by our Board of Directors may be removed by our Board of Directors whenever in its judgment our best interests will be served, but a removal shall be without prejudice to the contractual rights, if any, of the person so removed. See "Employment Agreements."

         We are not aware of any "family relationships" (as defined in Instruction to Item 401(d) of Regulation S-K promulgated by the Securities and Exchange Commission) among directors, executive officers or persons nominated or chosen by us to become directors or executive officers. Except as described under "Proposal One - Election of Directors" above, none of our director nominees hold directorships in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or pursuant to
Section 15(d) of that act or any company registered as an investment company under the Investment Act of 1940.

         Except as described under "Certain Relationships and Related Transactions," on page 17, there are no arrangements or understandings between any nominee for election as a director or officer and any other person pursuant to which that director was nominated or officer was selected.

         Except as set forth above, we are not aware of any event (as listed in Item 401(d) of Regulation S-B promulgated by the Securities and Exchange Commission) that occurred during the past five years that is material to an evaluation of the ability or integrity of any director, director nominee, executive officer, promoter or control person of us.

         None of our directors, director nominees or officers or their respective immediate family members or affiliates is indebted to us. As of the date of this Proxy Statement, there is no material proceeding to which any of our directors, officers, affiliates or stockholders is a party or has a material interest adverse to us.

Executive Compensation

         The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities for Refocus Group, Inc. or Refocus Ocular, Inc. by all executive officers who received or are entitled to receive remuneration in excess of $100,000 during the referenced periods.

                           Summary Compensation Table

                                                                             Long-Term Compensation
                                                                        ----------------------------------
                                              Annual Compensation           Awards             Payouts
                                              ----------------------    ---------------     --------------
                                                                          Securities
                                                                          Underlying                         All Other
                                     Fiscal     Salary      Bonus          Options/             LTIP        Compensation
    Name and Principal Position       Year        ($)        ($)           SARs (#)          Payouts ($)      ($) (1)
--------------------------------------------------------------------------------------------------------------------------

Terence A. Walts (2)                   2003      199,385     -              657,635               -                -
President and Chief Executive          2002       53,333     -                 -                  -                -
Officer                                2001            -     -                 -                  -                -

Mark A. Cox                            2003      167,234   60,000           50,000                -                -
Vice President, Secretary and          2002      145,200     -                 -                  -                -
Chief Financial Officer                2001      145,200     -                 -                  -                -

Donald P. Cudmore (3)(4)               2003       36,385   30,000              -                  -             77,846
Former Vice President, Research        2002      110,000     -                 -                  -              3,060
and Development                        2001      110,000     -                 -                  -               914

Ronald A. Schachar (5)                 2003       61,269     -                 -                  -            472,261
Former Chief Scientist                 2002      295,000     -                 -                  -                -
                                       2001      295,000     -                 -                  -                -

Danny Gunter (6)                       2003            -     -                 -                  -                -
Former Chief Executive Officer         2002        6,000     -                 -                  -                -
                                       2001        6,000     -                 -                  -                -
-----------------------------------------------------------------------------------------------------------------------------

(1) Other compensation does not include our cost for health and welfare benefits received by the above-named officers. The aggregate amount of perquisites and other personal benefits, securities or property, did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus for the named executive officer.
(2)  Mr. Walts joined Refocus Ocular, Inc. in September 2002.
(3)  Mr. Cudmore was no longer employed with us after April 16, 2003.
(4) Other compensation for 2003 represents severance payments after April 16, 2003, while for 2002 and 2001, other compensation represents our matching contributions to the employee under our 401(k) plan.
(5) Dr. Schachar resigned from his position on March 6, 2003. Other compensation represents the value of the payments to him under his Severance, Release and Consulting Agreement with us, which represented severance expense.
(6)  Mr. Gunter resigned from his position on March 6, 2003.



                      Option/SAR Grants In Last Fiscal Year
                               (Individual Grants)

                                       Number of           Percent of
                                       Securities        Total Options/
                                       Underlying         SARs Granted         Exercise or
                                      Options/SARs        to Employees          Base Price        Expiration
              Name                      Granted          in Fiscal Year           ($/SH)             Date
---------------------------------------------------------------------------------------------------------------
Terence A. Walts                      557,635 (1)             76.6%               $1.98            09/01/11
Terence A. Walts                      100,000 (2)             13.7%               $1.98            03/06/08
Mark A. Cox                            50,000 (2)              6.9%               $1.98            03/06/08

(1) 64,128 shares vested on March 6, 2003, and 64,128 shares vest, or vested, on each of September 1, 2003, 2004 and 2005. Of the remaining 301,123 shares, 256,512 shares were contingent upon the closing of the second tranche of the March 2003 private placement and 44,611 shares were contingent on the closing of an another private placement within six months of the March 2003 private placement, both of these events, however, will not occur. See "-- Employment Agreements."

(2) 25% of these shares vested on March 6, 2003, and the remainder vest ratably over a 36-month period.


               Aggregated Option/SAR Exercises in Last Fiscal Year
                      and Fiscal Year-End Option/SAR Values

     The following table sets forth information concerning unexercised options held by the named executive officers as of December 31, 2003. No options were exercised by the named executive officers during 2003.


                                    Number of Securities Underlying              Value of Unexercised
                                   Unexercised Options/SARs at Fiscal                In-The-Money
                                              Year End                      Options/SARs at Fiscal Year End
                                                (#)                                       ($)

Name                               Exercisable         Unexercisable        Exercisable        Unexercisable
---------------------------------- ---------------- -------------------- ------------------- ------------------

Terence A. Walts                   172,006 (1)          441,018 (1)              -                   -

Mark A. Cox                         44,200 (2)           28,125 (1)           $9,332 (3)             -

(1) These options have an exercise price of $1.98 per share.
(2) These options have an average exercise price of $1.026 per share.
(3) Value based upon $0.51 per share, the closing price per share on December 31, 2003, as reported by the OTC Bulletin Board.

                      Equity Compensation Plan Information

         The following table provides information regarding the status of our existing equity compensation plans at December 31, 2003.

                                                                                                      Number of
                                                                                                     Securities
                                                                                                      Remaining
                                                                                                    Available for
                                                                                                       Future
                                                        Number of                                     Issuance
                                                      Securities to                                 Under Equity
                                                        be issued                                   Compensation
                                                           upon                                         Plans
                                                       exercise of         Weighted-average          (excluding
                                                       outstanding         Exercise price of         securities
                                                         options,             Outstanding           reflected in
                                                         warrants          options, warrants         the second
Plan Category                                           and rights            and rights               column)
-------------                                           ----------            ----------               -------

Equity compensation plans approved by
security holders (1)........................             1,111,051               $1.79                 3,105,414

Equity compensation plans not approved by
security holders............................                     0                   0                         0

                                                   --------------------- ---------------------- ----------------------
Total.......................................             1,111,051               $1.79                 3,105,414
____________________

(1) Consists of Refocus Ocular, Inc.'s Amended and Restated 1997 Stock Option Plan, which we assumed in the merger consummated on March 6, 2003.

Employment Agreements

         We have employment agreements with two of our named executive officers. The employment agreement, dated as of September 5, 2002, and amended May 29, 2003, with Terence A. Walts, our President and Chief Executive Officer, expires on September 1, 2004, unless otherwise terminated. This agreement provides that Mr. Walts is to receive a base salary of $200,000. In addition to and in connection with Mr. Walts' employment agreement, we have an agreement with Mr. Walts pursuant to which, in connection with closing of the private placement and the merger, we awarded him an option to purchase 557,635 shares of our common stock at an exercise price of $1.98 per share. Of the 557,635 shares purchasable under this option, 64,128 shares vested upon the closing of the first tranche of the private placement and merger on March 6, 2003. An additional 64,128 shares vested on September 1, 2003, and an aggregate of 128,256 shares will vest on September 1, 2004 and 2005. Of the remaining options to purchase 301,123 shares, 256,512 shares were contingent upon the closing of the second tranche of the March 2003 private placement and 44,611 shares were contingent on the closing of an another private placement within six months of the March 2003 private placement. As a result of the License Transfer and Transition Services Agreement that CIBA Vision and we entered into in January 2004, the second tranche will not close (See "Certain Relationships and Related Transactions"). Additionally, the vesting requirement of the closing of another private placement by September 6, 2003, was not met. Therefore, the 44,611 shares and the 256,512 shares acquirable upon the exercise of these options effectively expired at September 2003 and January 2004, respectively. Vested options for the option award made in March 2003 are generally exercisable for a term ending no later than September 1, 2011.

         On March 18, 2004, Mr. Walts and we further amended his employment agreement to provide for the grant to Mr. Walts of additional options to purchase our common stock. These options will be granted to Mr. Walts immediately following the closing of offerings of our securities, and the number of shares acquirable pursuant to these options will be equal to two percent of the aggregate number of securities sold at each closing of an offering. The grants of these options to Mr. Walts will continue until the offerings, collectively, result in aggregate gross proceeds to us of $6,050,000. These options will have an exercise price equal to the greater of $0.60 per share or the price per share of our common stock sold in the offering and will expire five years from the date of grant. Additionally, one-third of the shares acquirable pursuant to the option will vest at the date of grant and an additional one-third of the shares acquirable pursuant to the option will vest at each of the first and second anniversary of the closing date of the offering.

         If Mr. Walts' employment is terminated as a result of death or for cause, we will have no further obligation to provide any compensation or other consideration, including any bonus not due prior to that date, to him. If, however, Mr. Walts' employment is terminated during the term of the employment agreement as a result of permanent disability or otherwise without cause, we are obligated to pay Mr. Walts monthly severance payments for twelve months equal to his current annualized salary (excluding any bonus or other compensation) as of that date, divided by twelve. Mr. Walts also is entitled to participate, subject to certain conditions, in our benefit plans to the same extent of his participation in those plans immediately prior to termination for a period of six months. Payments to Mr. Walts upon termination for permanent disability, however, will be reduced by the amounts payable to him under any of our benefit plans, social security or otherwise. Further, if Mr. Walts is a member of our Board of Directors on the date of termination, he shall be deemed to have resigned from that position automatically.

         The employment agreement, dated as of April 24, 1998, and as amended December 1, 2002, with Mark A. Cox, our Chief Financial Officer, continues in effect until April 24, 2004, and automatically renews for successive one-year terms, unless otherwise terminated. Mr. Cox is entitled to receive a base salary of $165,000 and a bonus that is based upon target results set by our Board of Directors. If Mr. Cox's employment is terminated as a result of death or for cause or without good reason by him, we will have no further obligation to provide any compensation or other consideration, including any bonus not due prior to that date, to him. If Mr. Cox's employment is terminated as a result of permanent disability or without cause or for good reason by him, we are obligated to pay Mr. Cox a severance payment equal to (a) base salary for a period of one year and (b) any bonus for that fiscal year, which will be prorated for the number of days elapsed during that year that the executive was employed. Additionally, if Mr. Cox's employment is terminated other than as a result of death, Mr. Cox will be entitled to participate, subject to certain conditions, in our benefit plans to the same extent of his participation in those plans immediately prior to termination, for up to one year. Payments to Mr. Cox upon termination for permanent disability, however, will be reduced by the amounts payable to him under any of our benefit plans, social security or otherwise.

         On March 18, 2004, Mr. Cox and we further amended his employment agreement to provide for the grant to Mr. Cox of additional options to purchase our common stock. These options will be granted to Mr. Cox immediately following the closing of offerings of our securities, and the number of shares acquirable pursuant to these options will be equal to one and a half percent of the aggregate number of securities sold at each closing of an offering. The grants of these options to Mr. Cox will continue until the offerings, collectively, result in aggregate gross proceeds to us of $6,050,000. These options will have an exercise price equal to the greater of $0.60 per share or the price per share of our common stock sold in the offering and will expire five years from the date of grant. Additionally, one-third of the shares acquirable pursuant to the option will vest at the date of grant and an additional one-third of the shares acquirable pursuant to the option will vest at each of the first and second anniversary of the closing date of the offering.

         Under both employment agreements, the executive is entitled to participate in our 401(k) plan, group health, dental, disability and life insurance plans and other benefit plans applicable to executive officers. Additionally, both agreements contain provisions that continue after termination or expiration of the agreement, including, among other provisions, non-competition, non-disclosure and property rights and assignment. Compensation payable to Messrs. Walts and Cox is subject to review by our Board of Directors at the end of each fiscal year; provided, however, it may not be decreased without their written consent.

Certain Relationships and Related Transactions

         CIBA Transactions

         In March 2002, CIBA Vision Corporation, or CIBA, and we entered into an agreement pursuant to which CIBA obtained an exclusive license to our patents related to the treatment of presbyopia, ocular hypertension and primary open angle glaucoma in international markets. CIBA also had the right in this agreement to acquire a license for our products in the United States. We were entitled to receive a percentage royalty on CIBA's worldwide sales of our patented PresVIEW Scleral Implant and related products under this agreement. Upon entering into this agreement, or the CIBA Agreement, CIBA paid us $2.0 million in advance royalties and was committed to purchase equity interests in us if we obtained certain other investments from third-parties. Simultaneously with our receipt of third-party investments in March 2003, CIBA purchased 625,000 shares of our common stock and a warrant to purchase 312,500 shares of our common stock at an exercise price of $2.50 per share for an aggregate purchase price of $1.25 million.

         The CIBA Agreement was terminated in January 2004 pursuant to the License Transfer and Transition Services Agreement, or Transfer Agreement, that we entered into with CIBA. Pursuant to the Transfer Agreement, we reacquired all worldwide license rights to our patents that were granted to CIBA under the CIBA Agreement, and CIBA was released from all future financial commitments, including its obligations associated with manufacturing, marketing, distribution and regulatory matters. Under the Transfer Agreement, CIBA has agreed to provide us with certain transition services during 2004, including efforts to finalize the CE Mark certification of the PresVIEW Scleral Implant that it had been seeking. These transition services will help us transfer the manufacturing, distribution and marketing functions back to us from CIBA. If CIBA obtains CE Mark certification of the PresVIEW Scleral Implant, CIBA and we will enter into a technical agreement, which will permit us to directly sell our products in CIBA packaging during 2004 in the European Union while we seek our own CE Mark certification. We have commenced the process of obtaining our own CE Mark certification of the PresVIEW Scleral Implant.

         As consideration for the acquisition of CIBA's license rights, the settlement of the $2 million in prepaid royalties we received under the CIBA Agreement and the transition services to be performed by CIBA under the Transfer Agreement, we agreed to pay CIBA an aggregate of $3 million in twelve quarterly installments commencing in the first calendar quarter of 2006. We, however, are entitled to prepay and extinguish our payment obligations by paying an aggregate amount of $2 million to CIBA prior to January 1, 2006. Under the Transfer Agreement, CIBA returned the warrant to purchase 312,500 shares of our common stock that it acquired in March 2003, while it retained the 625,000 shares of common stock that it acquired at the same time. The shares of common stock, however, will be subject to certain restrictions on their transfer.

         Terence A. Walts, a director and our President and Chief Executive Officer, is a former CIBA employee. Further, Glen Bradley, Ph.D., a director, was an officer of CIBA until he retired in January 2003.

         Avatex Liquidating Trust

         Prior to January 2003, we subleased approximately 4,100 square feet from Avatex Corporation, or Avatex, a substantial holder of our common stock. Avatex leased the office space for its own headquarters in the same building. Avatex did not make a profit on the lease and charged us only the market-based lease cost billed from the building's property manager. As a result of downsizing our operations during 2002 and entering into our agreement with CIBA, we needed less office space. We negotiated a settlement of the amount due for the remainder of the term of the lease, which would have expired in December 2003. In July 2003, substantially all of the assets of Avatex were transferred to the Avatex Liquidating Trust.

     Abbey J. Butler and Melvyn J. Estrin, both former members of our board of directors, each served as co-chairman of the board of Avatex from March 1991 until December 2002 and co-chief executive officer of Avatex from October 1991 until December 2002. Grady E. Schleier, a member of our board of directors, served as the senior vice president of Avatex from 1999 until December 2002 and as vice president and treasurer of Avatex from 1995 until 1999.

         Ronald A. Schachar, M.D., Ph.D

         Dr. Schachar is a substantial holder of our common stock and the founder and former chairman, chief executive officer and chief scientist of Refocus Ocular, Inc. Prior to July 2002, we were parties to an agreement with RAS Service, which was affiliated with Dr. Schachar. Pursuant to this agreement, RAS Service received a portion of all sales revenue for the PresVIEW Scleral Implant. The $112,277 due to RAS Service as of the termination of the agreement was paid in additional shares of Series B convertible preferred stock of Refocus Ocular, Inc., which was converted prior to the merger of our wholly-owned subsidiary with and into Refocus Ocular, Inc. into Refocus Ocular, Inc. common stock and, at the closing of the merger, further converted into shares of our common stock. Dr. Schachar, however, did not receive any of the shares that were issued to RAS Service.

         Prior to September 2003, we leased a 4,000 square foot building in Denison, Texas from Dr. Schachar. We constructed our clean room facility in the leased building and made total leasehold improvements to the facility of approximately $35,000. We leased the facility on a month-to-month basis for $4,000 per month, the approximate fair market rent. This lease was terminated effective August 31, 2003.

         On February 25, 2003, Dr. Schachar and we entered into a Severance, Release and Consulting Agreement,. In accordance with this agreement, Dr. Schachar resigned as an employee, officer and director of Presby on March 6, 2003. We agreed to retain Dr. Schachar as a consultant for a period of up to five years, and he agreed not to compete with us during that time. Dr. Schachar will assist us in conducting research and development on our products for the treatment of age-related macular degeneration for the initial two years of this agreement and will assist us in the maintenance of our patent portfolio and other matters for the entire term of the agreement. Subject to certain conditions, Dr. Schachar will be paid an aggregate of $1.75 million over the consulting period, of which $950,000 will be paid in the first two years. The timing of the remaining $800,000 due in years three through five is partially dependent on our profitability in those years; however, Dr. Schachar is guaranteed to receive a minimum of $250,000, but not more than $400,000, for each of the third and fourth years, with the remainder, if any, to be paid the fifth year.

         As security for the payment of his consulting fees, we granted Dr. Schachar a non-exclusive security interest in certain of our patent rights relating to the single element variable focus lens and age-related macular degeneration devices. Dr. Schachar also received from us an assignment of our patents for the macular degeneration device outside the United States, which is revocable upon certain conditions.

         Bridge Loan

         On February 26, 2003, Mr. Walts, our President and Chief Executive Officer and a director, Grady E. Schleier, a director, C.B. Equities Retirement Trust, an entity for which Mr. Butler, a former director, serves as trustee and St. Elizabeth's Hospital, Inc., an entity controlled by Mr. Estrin, a former director, made a loan to us of $187,500 aggregate principal amount. The loan was evidenced by promissory notes that were unsecured and bore interest at a rate of 12% per annum. Upon consummation of a private placement on March 6, 2003, $162,500 aggregate principal amount of these promissory notes were used to purchase units in the private placement at $2.00 per unit. Each unit consisted of one share of our common stock and a warrant to purchase one-half of a share of our common stock at $2.50 per share.

         InSite Productions, LLC

         We were parties to an agreement with InSite Productions, LLC, whereby Insight developed our website for $33,620. We also rented office space from Insight. Danny Gunter and Adrienne Beam are principals of InSite Productions, LLC. We paid $250 per month in rent to InSite Productions, LLC and $200 per month for their website maintenance services. Immediately following the merger, we transferred our rights to the website to InSite Productions, LLC in consideration for InSite Productions, LLC's forgiveness of indebtedness in the amount of $1,800 that we owed to it, and InSite Productions, LLC and we terminated the website agreement and office lease.

         Other Matters

         We paid Ms. Beam and Mr. Gunter $5,000 and $20,000, respectively, for the cancellation of substantially all of the shares of our capital stock held of record or beneficially owned by Ms. Beam and Mr. Gunter immediately prior to the merger.

         In connection with the conversion of Refocus Ocular, Inc.'s Series B convertible preferred stock into Refocus Ocular, Inc.'s common stock prior to the merger, we agreed to appoint and nominate Messrs. Butler and Estrin, former directors of us, and Mr. Schleier, a current director, to our Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers, and persons who beneficially own more than ten percent (10%) of our stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Directors, certain officers and greater than ten percent (10%) beneficial owners are required by Securities and Exchange Commission regulations to furnish us with copies of all
Section 16(a) forms they file.

         Based solely on a review of the copies furnished to us and representations from the directors and certain officers, we believe that all
Section 16(a) filing requirements for the fiscal year ended December 31, 2003, applicable to our directors, certain officers and greater than ten percent (10%) beneficial owners were satisfied, other than Richard H. Keates, M.D., a former director, who failed to file a Form 3.

         Based on representations from our directors and certain officers, we believe that no other Forms 5 for directors, certain officers and greater than ten percent (10%) beneficial owners were required to be filed with the Securities and Exchange Commission for the period ended December 31, 2003.

Audit and Finance Committee Report

         Our Board of Directors served as our Audit Committee for the fiscal year ended December 31, 2002, and until March 25, 2003, when we constituted our Audit and Finance Committee. At the March 25, 2003, meeting of our Board of Directors, the following members of our Board of Directors were appointed to the Audit and Finance Committee: Grady E. Schleier (Chair) and David A. Williams. The Board of Directors believes that both of these individuals are independent as defined by the American Stock Exchange's Listed Company Guide and supplemental conversations with the American Stock Exchange. The Audit and Finance Committee currently operates under a charter adopted by our Board of Directors. A copy of the charter is attached as Appendix A to this Proxy Statement.

         Management is responsible for our internal controls and the financial reporting process. Deloitte & Touche LLP, our independent auditor, is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards. The Audit and Finance Committee's responsibility is to monitor and oversee the financial reporting processes.

         In this context, the Audit and Finance Committee reviewed and discussed the audited financial statements with both management and Deloitte & Touche LLP. Specifically, the Audit and Finance Committee has discussed with Deloitte & Touche LLP matters required to be discussed by SAS 61, 89 and 90 (Codification of Statements on Auditing Standards, AU ss.380).

         The Audit and Finance Committee received from Deloitte & Touche LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Deloitte & Touche LLP the issue of its independence from us.

         Based on the Audit and Finance Committee's review of the audited financial statements and its discussions with management and Deloitte & Touche LLP noted above, the Audit and Finance Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-KSB for the year ended December 31, 2003.

         This report has been furnished by the current members of the Audit and Finance Committee.

               Grady E. Schleier                        David A. Williams



                                  PROPOSAL TWO

            RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
                           AS OUR INDEPENDENT AUDITORS

General

         Deloitte & Touche LLP served as our independent auditor during 2003 and has been selected to serve as our independent auditor for 2004, unless the Audit and Finance Committee of our Board of Directors subsequently determines that a change is desirable.

         Our previous auditor, S.W. Hatfield, resigned as our independent auditor on March 14, 2003. In anticipation of S.W. Hatfield's resignation, our Board of Directors approved the engagement of Deloitte & Touche LLP as our independent auditor for the fiscal year ending 2003 at a meeting held on March 6, 2003, to be effective upon S.W. Hatfield's resignation. Deloitte & Touche LLP has been the independent auditor for Refocus Ocular, Inc. since its inception in 1994. Historical reports filed by us after the merger of our wholly-owned subsidiary with and into Refocus Ocular, Inc. include the historical information for Refocus Ocular, Inc. prior to March 6, 2003, and the consolidated results of Refocus Group, Inc., the continuing reporting entity, since March 6, 2003, including our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 (See "Stock Ownership -Change in Control" above). As a result of being the auditors of Refocus Ocular, Inc., Deloitte & Touche LLP did have consultations with Refocus Ocular, Inc. regarding the merger.

         The reports of S.W. Hatfield on our financial statements for fiscal years 2002 and 2001 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

         In connection with the audits of our financial statements for each of the two fiscal years ended December 31, 2002 and December 31, 2001, and through March 14, 2003, there were no disagreements with S.W. Hatfield on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of S.W. Hatfield, would have caused S.W. Hatfield to make reference to the matter in his reports. During fiscal years 2002 and 2001 and through March 14, 2003, no information is required to be reported under Item 304(a)(1)(iv)(B) of Regulation S-B.

Proposal

         While stockholder ratification is not required for the selection of Deloitte & Touche LLP as our independent auditors, since the Audit and Finance Committee has the ultimate responsibility for the selection of our independent auditors, the selection is being submitted for ratification at this annual meeting, solely with a view toward soliciting the stockholders' opinion on the matter, which opinion will be taken into consideration by the Audit and Finance Committee in its future deliberations. We do not anticipate that a representative of Deloitte & Touche LLP will attend the annual meeting; however, a representative can be available by telephone. If the representative attends or is available by telephone, he may respond to appropriate questions and will have the opportunity to make a statement, if desired.

Vote Necessary to Ratify the Selection

         The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the meeting is necessary for the ratification of the appointment of Deloitte & Touche LLP as our independent auditors.

       OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF
                   THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS
                            OUR INDEPENDENT AUDITORS.

Audit Fees

         Fees billed by S.W. Hatfield for the audit of our 2002 annual financial statements, and the reviews of the quarterly financial statements included in our Forms 10-QSB for such year, totaled $3,946. Fees billed by Deloitte & Touche LLP for the audit of our 2002 financial statements and the preparation of our Annual Report on Form 10-KSB were $55,000. Fees billed by Deloitte & Touche LLP for the audit of our 2003 annual financial statements, and the reviews of quarterly financial statements included in our Forms 10-QSB for such year, totaled $66,100.

Audit-Related Fees

         In addition to the amounts set forth under Audit Fees above, no assurance or audit related services that were reasonably related to the performance of the audit or review of our financial statements for those years were billed by S.W. Hatfield or by Deloitte & Touche LLP.

Tax Fees

         No fees were billed by S.W. Hatfield or Deloitte & Touche LLP for tax compliance, tax advice and tax planning for 2002 or 2003.

All Other Fees

         In 2002, S.W. Hatfield did not bill us for any other services. Fees billed by Deloitte & Touche LLP in 2003 for all other services, consisting primarily of fees related to other Securities and Exchange Commission filings and review of private placement documents, totaled $89,000. In addition, Deloitte & Touche Fiduciarie of Diegem, Belgium was paid 9,257.70 Euros during 2003 for accounting and tax services for our Belgium subsidiary.

Auditor Independence

         In determining the independence of Deloitte & Touche LLP, the Audit and Finance Committee considered whether the provision of the non-audit services is compatible with maintaining Deloitte & Touche LLP's independence.

Audit and Finance Committee's Policy Regarding Pre-approval of Non-Audit
Services

         Pursuant to a policy adopted in 2003, the Audit and Finance Committee pre-approves the nature and estimated amount of non-audit services to be provided to us by our auditors, taking into consideration the impact that the rendition of such services could have on auditor independence. Non-audit services were not rendered to us during 2003 by Deloitte & Touche LLP.

                                 OTHER BUSINESS

         We are not aware of any business to be acted upon at this annual meeting of stockholders other than that which is explained in this Proxy Statement. In the event that any other business calling for a vote of the stockholders is properly presented at the meeting, the holders of the proxies will vote your shares in accordance with their best judgment.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

Stockholder Proposals for Inclusion in Next Year's Proxy Statement

         We anticipate that we will hold our next annual meeting of stockholders for the year ending December 31, 2004, in May 2005. Any stockholder who wishes to present a proposal for action at the 2005 annual meeting of stockholders and who wishes to have it set forth in the proxy statement and identified in the form of proxy prepared by us, must deliver such proposal to our Secretary at our principal executive offices, no later than December 27, 2004, in such form as is required under regulations promulgated by the Securities and Exchange Commission.

Other Stockholder Proposals for Presentation at Next Year's Annual Meeting

         For any proposal that is not submitted for inclusion in next year's proxy statement, but is instead sought to be presented directly at the 2005 annual meeting of stockholders, the stockholder must deliver or mail a notice of the stockholder proposal, together with all of the information and materials discussed below, to our Secretary, which notice must be received at our principal executive offices not earlier than December 27, 2004, and not later than February 27, 2005.

         In order to be eligible to submit a stockholder proposal notice, the stockholder must be a stockholder of record at the time of giving the notice of the proposal and entitled to vote at the meeting. The stockholder proposal notice must set forth for each matter proposed to be brought before the meeting:

         o a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and, in the event that such business includes a proposal regarding the amendment of either our Certificate of Incorporation or Bylaws, the language of the proposed amendment;
         o the name and address, as they appear on our books, of the stockholder proposing such business;
         o a representation of the stockholder as to the class and number of shares of our capital stock that are beneficially owned by such stockholder, and the stockholder's intent to appear in person or by proxy at the meeting to propose such business;
         o a list of the names and addresses of other beneficial owners of shares of our capital stock, if any, with whom such stockholder is acting in concert, and the number of shares of each class of our capital stock beneficially owned by each such beneficial owner;
         o any material interest of the stockholder in such proposal or business; and
         o if such proposal relates to a proposed change to our Certificate of Incorporation or Bylaws, an opinion of counsel, which counsel and the form and substance of which opinion shall be reasonably satisfactory to our Board of Directors, to the effect that our Certificate of Incorporation or Bylaws resulting from the adoption of such proposal would not be in conflict with the laws of the State of Delaware.

         Within 30 days after the stockholder proposal notice, together with all of the information and materials discussed immediately above, has been submitted to our Secretary, our Secretary and Board of Directors will determine whether the items submitted are in the form and within the time indicated and will provide notice in writing to the person submitting the stockholder proposal of their determination. In the event that the stockholder fails to submit a required item in the form and within the time indicated, Securities and Exchange Commission rules permit our management to vote proxies in its discretion on the matter at the meeting.

Director Nominations

         Stockholders who are entitled to vote in the election of directors at the 2005 annual meeting of stockholders may nominate directors to be elected at that meeting. To nominate a director for election, the stockholder must deliver or mail a notice in writing of the nomination to our Secretary, which notice must be received at our principal executive offices not earlier than November 29, 2004, and not later than February 27, 2005. The notice shall set forth:

         o the name, age and business and residential addresses of each person to be nominated;
         o the principal occupation or employment of each person to be nominated;
         o the class and number of shares of our capital stock beneficially owned by each person to be nominated;
         o the name and address of the person submitting the nomination or nominations;
         o the number of shares of each class of our capital stock of which the person submitting the nomination or nominations is the beneficial owner;
         o the name and address of each of the persons with whom the person submitting the nomination or nominations is acting in concert with;
         o the number of shares of our capital stock beneficially owned by each person with whom the person submitting the nomination or nominations is acting in concert with;
         o a description of all arrangements or understandings between the person submitting the nomination or nominations and each person to be nominated and any other persons (naming those persons) pursuant to which the nomination or nominations are to be made by the stockholder;
         o other information with respect to each person to be nominated that would be required to be provided in a proxy statement prepared in accordance with Regulation 14A promulgated under the Securities Exchange Act of 1934; and
         o a notarized affidavit executed by each person to be nominated to the effect that, if elected as a member of our Board of Directors, he or she will serve and that he or she is eligible for election as a member of our Board of Directors.

         Within 30 days after the nomination notice, together with all of the information and materials discussed immediately above, has been submitted to our Secretary, our Secretary will determine whether the evidence of the person making the nomination or nominations as a stockholder is reasonably satisfactory and will provide notice in writing to the person making the nomination or nominations of his determination. If our Secretary determines that the evidence is not reasonably satisfactory, or if the person fails to submit the requisite information in the form or within the time indicated, the nomination or nominations will be ineffective for the election at the meeting at which the person is to be nominated.

                      ADDITIONAL INFORMATION AND QUESTIONS

         A copy of these materials and our Annual Report on Form 10-KSB for the year ended December 31, 2003, will be furnished without charge to any person solicited hereby upon written request by writing to our Secretary at the address listed below.

         If you have any questions, concerns or need more information about the annual meeting, you may contact:

                                 Mr. Mark A. Cox
                                    Secretary
                    10300 North Central Expressway, Suite 104
                               Dallas, Texas 75231
                             mcox@refocus-group.com

         You also may call us at (214) 368-0200 or email us at info@refocus-group.com.

                                   Appendix A

                                 refocus GROUP

                       AUDIT AND FINANCE COMMITTEE CHARTER

General

         The role of the Audit and Finance Committee (the "Audit Committee") is to assist the Board of Directors (the "Board") in fulfilling its oversight responsibilities by:

         o Serving as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

         o Reviewing and appraising the audit efforts of the Corporation's independent accountants.

         o Providing an open avenue of communication among the independent accountants, financial and senior management and the Board.

Composition

         The Audit Committee shall consist of at least two or more directors as determined by the Board, consistent with the requirements of the American Stock Exchange or any other exchange on which the Corporation's common stock is then listed (the "Exchange"), each of whom shall be independent directors. Such independence shall be determined pursuant to the standards set by the Securities and Exchange Commission (the "Commission") and the requirements of the Exchange.

         Independence

         Directors who are affiliates of the Corporation, or officers or employees of the Corporation or of its subsidiaries, will not be considered independent. No member of the Audit Committee may receive compensation of any kind from the Corporation, other than for services rendered as a member of the Board and as a member of a committee of the Board.

         Financial Expertise

         All members of the Audit Committee must be able to read and understand fundamental financial statements, including the Corporation's balance sheet, income statement, and cash flow statement.

         In addition, at least one member of the Audit Committee must be a "financial expert," as such term is defined by the Commission. Qualifications for such financial expert would include, among other things, whether a member has:

         o an understanding of generally accepted accounting principles and financial statements;

         o the ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves;

         o experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Corporation's financial statements, or experience actively supervising one or more persons engaged in such activities;

         o an understanding of internal controls and procedures for financial reporting; and

         o        an understanding of audit committee functions.

         Such experience includes any experience the member may have (i) as a public accountant, auditor, principal financial or accounting officer or controller, or in any position including similar functions or otherwise relating to financial oversight responsibilities and the preparation of financial statements and (ii) with internal accounting controls and in financial reporting procedures.

         The members of the Audit Committee are to be elected by the Board, which shall make all decisions with respect to whether an Audit Committee member is "independent" and/or a "financial expert" and shall serve until their successors are duly elected and qualified. Unless the Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership, which Chair shall be a financial expert.

Meetings

         The Audit Committee shall meet no less than once per quarter. As part of its job to foster open communication, the Audit Committee should meet regularly with management and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or either of these groups believe should be discussed privately. The Audit Committee or its Chair should also meet with the independent accountants and management quarterly to review the Corporation's financial statements. In addition, independent directors serving on the Audit Committee shall meet at least annually without the presence of non-independent directors and management.

Relationship with Independent Accountants

         The Corporation's independent accountants are to be ultimately accountable to, and will report directly to, the Audit Committee, and the Audit Committee shall have the authority and responsibility to select, evaluate, determine the compensation of, and, where appropriate, replace the independent accountants. The Audit Committee will be responsible for resolving any disputes between the independent accountants and the Corporation's management.

Responsibilities and Duties

         To fulfill its responsibilities and duties the Audit Committee shall:

A.       Documents/Reports Review

1. Review this Charter at least annually and update it as conditions dictate.

2. Review the Corporation's annual financial statements and any reports or other financial information submitted to the Commission or the public, including any certification, report, opinion or review rendered by the independent accountants.

3. Review with financial management and the independent accountants the Corporation's filings with the Commission prior to their filing or prior to the release of earnings reports. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

B.       Independent Accountants

1. Select the independent accountants, considering independence and effectiveness, and pre-approve the fees and other compensation to be paid to the independent accountants.

2. On no less than an annual basis, obtain from the independent accountants, and review and discuss with the independent accountants, a formal written statement delineating all significant relationships the independent accountants have with the Corporation and actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants.

3. Recommend to the Board any appropriate action to ensure the independence of the independent accountants.

4. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

5. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements.

6. Review and pre-approve any and all audit and non-audit related services provided to the Corporation by the independent accountants and their affiliates.

C.       Financial Reporting Processes

1. In consultation with the independent accountants, review the integrity of the organization's financial reporting processes, both internal and external.

2. Consider the independent accountant's judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

3. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

4. Establish regular and separate reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

5. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

6. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

7. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

D.       Ethical and Legal Compliance

1. Establish, review and update periodically a code of ethics that applies to the Corporation's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and ensure that management has established a system to enforce the code of ethics.

2. Review and, if the Audit Committee determines it is appropriate, approve transactions proposed between the Corporation and its affiliates.

3. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

4. If and when appropriate, appoint independent legal counsel and other advisors to assist the Audit Committee in carrying out its duties.

5. Establish procedures for the receipt, collection, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

6. Perform any other activities consistent with this Charter, the Corporation's bylaws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

E.       Financing Matters

1. Review and discuss with management the Corporation's financing matters. Where appropriate, the Audit Committee shall make recommendations to the Board concerning financing matters. These matters shall include the following:

         a.       The Corporation's annual corporate budget;

         b. The Corporation's long-term financial strategy and financial needs, major financings and sales of the Corporation's securities; and

         c. The capital needs of and major capital expenditures for the Corporation.




                                 Adopted by Resolution of the Board of Directors April 25, 2003


                                   /s/ Mark A. Cox
                                 ---------------------------------------
                                 Mark A. Cox
                                 Secretary
                                  refocus GROUP

                    10300 North Central Expressway, Suite 104
                               Dallas, Texas 75231

--------------------------------------------------------------------------------
                                               REFOCUS GROUP, INC.
            PROXY                      10300 NORTH CENTRAL EXPRESSWAY, SUITE 104
                                               DALLAS, TEXAS 75231
                                          ANNUAL MEETING OF STOCKHOLDERS
                                                   May 28, 2004
--------------------------------------------------------------------------------

        The undersigned hereby appoints Terence A. Walts and Mark A. Cox, or either of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all common stock of the undersigned in Refocus Group, Inc. at the Annual Meeting of Stockholders to be held at the offices of Jenkens & Gilchrist, a Professional Corporation, 1445 Ross Avenue, Suite 3200, Dallas, Texas 75202, at 10:00 a.m., local time, on May 28, 2004, and at any adjournments or postponements thereof, as specified below:

1.       ELECTION OF DIRECTORS

       |_| FOR  the nominees listed below:               |_|  Withhold Authority
                Peter C. Hobbins, Ph.D. (Class I)
                Grady E. Schleier (Class I)
                Kenneth N. Elmgren (Class II)
                Charles M. Edwards (Class III)

        To vote FOR or WITHHOLD AUTHORITY with respect to all nominees, check the appropriate box above. To WITHHOLD AUTHORITY with respect to any individual nominee, check the FOR box and write the name of such nominee in the space below.

________________________________________________________________________________

2. RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS REFOCUS' INDEPENDENT AUDITORS.

          |_|  FOR           |_|  AGAINST              |_|  ABSTAIN

3. In their discretion, the proxies (and if the undersigned is a proxy, any substitute proxy) are authorized to vote upon such other business as may properly come before the Annual Meeting.


--------------------------------------------------------------------------------

               PLEASE SIGN AND DATE ON REVERSE SIDE OF THIS PROXY

--------------------------------------------------------------------------------

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of each of the four directors nominated for one, two and three year terms and FOR the ratification of the appointment of Deloitte & Touche LLP as Refocus' independent auditors. The proxies (and substitute proxies) will use their discretion with respect to any matter referred to in Item 3.

                                    Dated: _____________________________, 2004

                                    Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, all should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, limited liability company or other entity, please sign in partnership name, limited liability company name, or the name of such other entity, respectively, by an authorized person.

                                    ___________________________________________
                                    Signature

                                    ___________________________________________
                                    Printed Name

                                    ___________________________________________
                                    Title



If you plan to attend the annual
meeting in person, please check
the box: |_|


This Proxy is solicited by Refocus' Board of Directors and the matters set forth herein were proposed by Refocus.